As filed with the Securities and Exchange Commission on May 14, 2013	Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3971809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41 Grand Avenue

River Edge, New Jersey 07661

(Address of principal executive office with zip code)

NEPHROS, INC. 2004 STOCK INCENTIVE PLAN

(Full title of the Plan)

John C. Houghton

President & Chief Executive Officer

41 Grand Avenue

River Edge, New Jersey 07661

(201) 343-5202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______

Copies to:

Michael T. Rave, Esq.

Day Pitney LLP

One Jefferson Road

Parsippany, New Jersey 07054

(973) 966-8123

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	2,509,283 shares	$0.69	$1,731,405.27	$236.16

__________________________

(1)	The Nephros, Inc. 2004 Stock Incentive Plan (the “plan”) currently authorizes the issuance of 4,500,000 shares of our common stock, par value $0.001 per share (including the shares registered by this registration statement) (the “Common Stock”). This Registration Statement is registering the additional 2,509,283 shares of Common Stock issuable under the plan, as recently approved by our shareholders. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable pursuant to anti-dilution provisions contained in the Nephros, Inc. 2004 Stock Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and 457(h) of the Securities Act based on the average of the high and low prices of our Common Stock on May 13, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Nephros, Inc. 2004 Stock Incentive Plan currently authorizes the issuance of an aggregate of 4,500,000 shares of Common Stock. The Registrant has previously registered shares of Common Stock issuable under the plan pursuant to Registration Statements on Form S-8 (No. 333-127264 and No. 333-148236, respectively) filed with the Commission on August 5, 2005 and December 21, 2007 (the “Prior Registration Statements”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 2,509,283 shares of Common Stock that may be issued under the Nephros, Inc. 2004 Stock Incentive Plan at any time or from time to time after the date hereof under such plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters relating to the issuance of the shares of the Registrant’s Common Stock offered hereby have been passed upon by Day Pitney LLP, counsel to the Registrant. Partners and other attorneys involved in the preparation of the Registration Statement in the law firm of Day Pitney LLP do not beneficially own any shares of the Registrant as of May 14, 2013.

ITEM 8.	Exhibits

5.1	Opinion of Day Pitney LLP
23.1	Consent of Rothstein Kass
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of River Edge, State of New Jersey, on the 14th day of May, 2013.

NEPHROS, INC.

By:	/s/ John C. Houghton
John C. Houghton
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Houghton and Gerald J. Kochanski, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2013:

Signature	Title	Date
	President and Chief Executive Officer, Director	May 14, 2013
/s/ John C. Houghton	(Principal Executive Officer)
John C. Houghton

	Chief Financial Officer	May 14, 2013
/s/ Gerald J. Kochanski	(Principal Financial and Accounting Officer)
Gerald J. Kochanski

	Director	May 14, 2013
/s/ Arthur H. Amron
Arthur H. Amron

	Director	May 14, 2013
/s/ Lawrence J. Centella
Lawrence J. Centella

	Director	May 14, 2013
/s/ Paul A. Mieyal
Paul A. Mieyal

	Director	May 14, 2013
/s/ James S. Scibetta
James S. Scibetta

EXHIBIT INDEX

5.1	Opinion of Day Pitney LLP
23.1	Consent of Rothstein Kass
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)